UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2009
Commission File Number of issuing entity: 333-147919-01
National City Mortgage Capital Trust 2008-1

(Exact name of issuing entity as specified in its charter)
Commission File Number of depositor: 333-147919
National City Mortgage Capital LLC

(Exact name of depositor as specified in its charter)
National City Bank, as successor to National City Mortgage Co.

(Exact name of sponsor as specified in its charter)
Delaware

(State or other jurisdiction of incorporation or organization of the depositor)
54-2201321

(I.R.S. Employer Identification No.)

3232 Newmark Drive Miamisburg, Ohio	45342

(Address of principal executive offices of the depositor)	(Zip Code)
(937) 910-4372

(Telephone number, including area code)
[N/A]

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6 —Asset-Backed Securities
Item 6.02 Change of Servicer or Trustee.
     As of 11:59 p.m. (Eastern Time) on November 6, 2009, National City Bank (“NCB”), the Sponsor, Loan Seller and Subservicer with respect to the National City Mortgage Capital Trust 2008-1, Mortgage Pass-Through Certificates, Series 2008-1, was merged into PNC Bank, National Association (“PNC”), pursuant to federal banking law. Prior to the merger, both PNC and NCB were wholly owned subsidiaries of The PNC Financial Services Group, Inc. Additional information about the merged PNC and its parent is available at www.pnc.com, or upon request to Investor Relations, The PNC Financial Services Group, One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707. Servicing of the mortgage loans will continue to be done out of the existing locations and facilities maintained by NCB prior to its merger into PNC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CITY MORTGAGE CAPITAL LLC
Date: November 12, 2009	/s/ Laura L. Long
	Name:	Laura L. Long
	Title:	Director